Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Bright Mountain Media, Inc. on Form S-8, of our report dated June 10, 2022, relating to the consolidated financial statements of Bright Mountain Media, Inc. as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
October 28, 2022